Exhibit 99.1

Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com
FOR IMMEDIATE RELEASE

Kratos Reports Strong Third Quarter Fiscal 2016 Financial Results with Revenue of $165.4 Million and Adjusted EBITDA of $13.5 Million

Increases Full Year 2016 Revenue Guidance to $665 Million

SAN DIEGO, CA, November 2, 2016 - Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported its third quarter fiscal 2016 financial results. For the third quarter ended September 25, 2016, Kratos generated Revenue and Adjusted EBITDA of $165.4 million and $13.5 million, respectively. Driving this strong financial performance was Kratos’ Government Solutions Segment (KGS), the Company’s largest, which generated $112.8 million in revenue for the third quarter of 2016, an approximate 3.8 percent increase over the third quarter of 2015. For the nine month period ended September 25, 2016, KGS generated Revenue of $341.4 million, an approximate 5.6 percent increase over the nine month period ended September 27, 2015. KGS includes the Company’s Satellite Communications, Microwave Electronics, Directed Energy, Electromagnetic Rail Gun, Training, Rocket Support and Modular Systems businesses.

For the three and nine month periods ended September 25, 2016, Kratos’ Unmanned Systems Segment (KUS) generated revenues of $18.3 million and $50.3 million, respectively. Over the nine month period ended September 25, 2016, KUS received a number of new Tactical High Performance Unmanned Aerial System (UAS) contract awards, including the Air Force Research Lab (AFRL) Low Cost Attritable Strike Demonstration (LCASD) contract, a Defense Advanced Research Project Agency (DARPA) Gremlins Prime contract award and a confidential Tactical UAS contract award. Additionally, Kratos also just recently received a contract award from the Defense Innovation Unit Experimental (DIUx), in conjunction with the U.S. Strategic Command (STRATCOM) and the Strategic Capabilities Office (SCO) for the integration of certain sensors into Kratos’ UTAP-22 UAS, to explore the use of high speed drones in either fully autonomous or semi-autonomous roles, in support of fourth and fifth generation fighter aircraft. As a result of these recent contract awards and other UAS and drone programs the Company is working on, Kratos is currently forecasting for its Unmanned Systems Business to approximately double in size over the next 24 months.

The operating income for the three months ended September 25, 2016 includes a charge for the expected loss accrual of $18.7 million recorded as an increase to cost of product sales on the recently awarded LCASD cost share contract. As previously discussed, the $40.8 million cost share contract awarded by the AFRL includes initial customer funding of $7.3 million with an expected Kratos investment of approximately $33.5 million over the 30 month period of performance. For the Company’s investment, Kratos will retain hard and other assets currently estimated at approximately $14.2 million, including aircraft, related support and other equipment, and important intellectual property, software, data, platform and system rights.

For the three months ended September 25, 2016 Kratos generated a book-to-bill ratio of 1.2 to 1.0, including a 1.8 to 1.0 book-to-bill ratio by Kratos’ Satellite, Technology and Training Division, 1.4 to 1.0 by Kratos’ Microwave Electronic Products Division, and 1.5 to 1.0 in Kratos’ Modular Systems Division. Kratos’ total backlog at the end of the third quarter of 2016 was approximately $901 million, including funded and unfunded backlog of $582 million and $319 million, respectively. Kratos’ bid and proposal pipeline at September 25, 2016 was approximately $6.3 billion.

For the third quarter ended September 25, 2016, approximately 58 percent of Kratos’ revenue was derived from U.S. Federal Government related customers, approximately 31 percent from commercial, state and local government customers, and approximately 11 percent from international customers.

For the quarter ended September 25, 2016, adjusted net income per share, or Adjusted EPS, was $0.03. Adjusted EPS excludes non-cash amortization expenses, as the Company has historically been acquisitive, non-cash stock compensation costs, foreign transaction gains and losses, certain non-recurring items such as excess capacity and restructuring costs and investments in unmanned combat systems initiatives which primarily reflects the third quarter contract loss accrual recorded on the recently awarded LCASD cost share contract, and includes cash actually expected to be paid for income taxes on continuing operations, excluding the impact of the discontinued operations, and reflecting the benefit of the Company’s net operating loss carryforwards of approximately $300 million. Kratos believes that reporting Adjusted EPS is a meaningful metric to present the Company’s financial results. GAAP EPS was a loss of $(0.39) per share.

Kratos announced today that it is increasing its full year 2016 Revenue guidance to $665 million, above its previous fiscal 2016 Guidance of $659 million, and Kratos is also increasing full year 2016 Adjusted EBITDA Guidance to $43 million, above its previous fiscal guidance of $42 million. Kratos is also providing its initial full fiscal year 2017 financial guidance for Revenue of $700 million to $720 million and Adjusted EBITDA of $52 million to $54 million.

Eric DeMarco, Kratos’ President and CEO, said, “We are pleased with our third quarter financial performance, and in particular the execution of Kratos’ Government Solutions Segment. Included in KGS, Kratos’ Satellite,

Technology and Training business unit, our Company’s largest and strongest cash flow generator, has reported approximately 12 percent year over year organic growth for the first nine months of 2016 over the similar 2015 period. Additionally, Kratos’ third quarter contract awards were strong, with a book-to-bill ratio of 1.2 to 1.0, positioning the Company for future growth, and providing visibility into the Company’s expected financial performance. Also importantly, for the first nine months of 2016, all Kratos domestic business units generated positive cash flow from operations except Unmanned Systems, where we have been in an investment mode in an exciting new growth market area: high performance jet powered unmanned aerial systems.”

Mr. DeMarco continued, “Just recently Kratos received an incredibly important strategic contract from the Defense Innovation Unit Experimental, which reports directly to the United States Secretary of Defense, related to Kratos’ high performance, internally-funded, company developed unmanned aerial aircraft, our UTAP-22. Under the DIUx contract award, multiple Kratos UTAP-22s are scheduled to fly in a significant exercise in the near future, demonstrating a number of advanced mission capabilities in a complex environment. The DIUx award is the most important step to date towards our objective of achieving production status for the UTAP-22. We also believe the DIUx contract award, Kratos’ fourth high performance, jet powered unmanned aerial system contract award this year, further validates Kratos’ position as the leader in this new and growing market area. With the DIUx contract award, all of Kratos’ high performance UAS initiatives are now funded by customers, except LCASD, where we are working under a cost share type contract where Kratos will own important intellectual property in this system. We are currently expecting an additional, new large unmanned aerial drone system contract award by the end of 2016 or the beginning of 2017, and we have recently entered into discussions with another U.S. Government Agency regarding additional significant funding for Kratos’ UTAP-22 initiative, which we are hopeful of receiving in 2017.”

Management will discuss the third quarter 2016 financial results, fiscal year 2016 financial guidance and initial fiscal year 2017 guidance in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing (866) 393-0674, and referencing the call by ID number 1940825. The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a mid-tier government contractor at the forefront of the Department of Defense’s Third Offset Strategy. Kratos is a leading technology, intellectual property and proprietary product and solution company focused on the United States and its allies’ national security. Kratos is the industry leader in high performance unmanned aerial drone target systems used to test weapon systems and to train the warfighter, and is a provider of high performance unmanned combat aerial systems for force multiplication and amplification. Kratos is also an industry leader in satellite communications, microwave electronics, cyber security/warfare, missile defense and combat systems. Kratos has primarily an engineering and technically oriented work force of approximately 2,800. Substantially all of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos' primary end customers are National Security related agencies. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, including the Company’s ability to achieve projected growth in certain of the Company’s business units, its bid and proposal pipeline, demand for its products and services, including the Company’s ability to successfully compete in the tactical unmanned aerial system area, performance of key contracts, the impact of the Company’s restructuring efforts and cost reduction measures, including its ability to improve profitability and cash flow in certain business units as a result of these actions, benefits to be realized from the Company’s net operating loss carryforwards and the availability and timing of government funding for the Company’s UTAP-22, timing of LRIP related to the Company’s unmanned aerial target system offerings, as well as the level of recurring revenues expected to be generated by these programs once they achieve full rate production, and market and industry developments. Such statements are only predictions, and the Company’s actual results may differ materially from the results expressed or implied by these statements. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks to our business and financial results related to the reductions and other spending constraints imposed on the U.S. Government and our other customers, including as a result of sequestration, the Federal budget deficit and Federal government shut-downs; risks of adverse regulatory action or litigation; risks associated with debt leverage and expected cost savings and cash flow improvements expected as a result of the refinancing of our senior notes and the repurchase of senior notes; risks that our cost-cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. DoD may occur, which could cause delays or cancellations of key government contracts; risks of delays to or the cancellation of our projects as a result of protest actions submitted by our competitors; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cybersecurity attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks related to failure of our products or services; risks associated with our subcontractors’ or suppliers’ failure to perform their contractual obligations, including the appearance of counterfeit or corrupt parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace, which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 27, 2015, and in our other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures
This news release contains non-GAAP financial measures, including Adjusted EPS (computed using net income (loss) from continuing operations before income taxes, excluding amortization of purchased intangibles, stock compensation expense, transaction and restructuring related items and other, litigation related items, unused office space expense, contract design retrofit costs and unanticipated contract costs, excess capacity, investments in unmanned combat systems initiatives, the pro forma impact of cost reduction actions as if made at the beginning of the first quarter, and foreign transaction gains and losses, less the estimated tax cash payments) and Adjusted EBITDA and Pro Forma Adjusted EBITDA (which excludes, among other things, losses and gains from discontinued operations, restructuring and transaction related items, investments in unmanned combat systems initiatives, stock compensation expense, unused office space expense, and foreign transaction gains and losses, the pro forma impact for the full quarter of restructuring actions we have taken as if such actions had been completed at the beginning of the quarter, and the associated margin rates).  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the actual and forecasted operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements. In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.

Kratos Defense & Security Solutions, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 25,	September 27,	September 25,	September 27,
	2016	2015	2016	2015

Service revenues	$87.2	$87.4	$258.0	$263.5
Product sales	78.2	74.3	228.6	216.1
Total revenues	165.4	161.7	486.6	479.6
Cost of service revenues	64.7	65.4	189.4	198.5
Cost of product sales	74.8	55.9	190.2	161.5
Total costs	139.5	121.3	379.6	360.0
Gross profit - service revenues	22.5	22.0	68.6	65.0
Gross profit - product sales	3.4	18.4	38.4	54.6

Total gross profit	25.9	40.4	107.0	119.6

Selling, general and administrative expenses	32.1	31.4	99.2	100.2
Unused office space, restructuring expenses, and other	0.2	0.4	10.5	1.3
Research and development expenses	3.2	3.5	10.1	11.7
Depreciation	0.8	0.7	2.5	2.3
Amortization of intangible assets	2.6	2.8	7.9	10.1
Operating income (loss) from continuing operations	(13.0)	1.6	(23.2)	(6.0)
Interest expense, net	(8.7)	(9.5)	(26.1)	(27.3)
Loss on extinguishment of debt	—	(3.4)	—	(3.4)
Other income (expense), net	0.1	0.3	0.6	(0.6)
Loss from continuing operations before income taxes	(21.6)	(11.0)	(48.7)	(37.3)
Provision (benefit) for income taxes from continuing operations	1.9	(15.3)	7.3	(11.1)
Income (loss) from continuing operations	(23.5)	4.3	(56.0)	(26.2)
Income (loss) from discontinued operations, net of income taxes	(0.1)	50.8	(0.2)	50.0
Net Income (loss)	$(23.6)	$55.1	$(56.2)	$23.8

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.39)	$0.07	$(0.93)	$(0.45)
Income (loss) from discontinued operations	—	0.86	(0.01)	0.85
Net income (loss)	$(0.39)	$0.93	$(0.94)	$0.40

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.39)	$0.07	$(0.93)	$(0.45)
Income (loss) from discontinued operations	—	0.85	(0.01)	0.85
Net income (loss)	$(0.39)	$0.92	$(0.94)	$0.40

Weighted average common shares outstanding
Basic	60.5	59.0	60.0	58.6
Diluted	60.5	60.0	60.0	58.6

Adjusted EBITDA (1)	$13.5	$11.5	$31.6	$31.2

Proforma Adjusted EBITDA (2)			$33.6

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued operations, net interest expense, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, foreign transaction gain (loss), acquisition and restructuring related items, contract design retrofit costs, investment in unmanned combat systems, litigation related charges, unused office space expense, and costs related to pending customer change orders.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments, are outlined below. Please refer to the following table below that reconciles GAAP net income (loss) to Adjusted EBITDA.

(2) Pro forma Adjusted EBITDA as calculated by us may be calculated differently than Pro Forma Adjusted EBITDA for other companies. We have provided Pro Forma Adjusted EBITDA to reflect the impact of the restructuring actions that we took during the first quarter 2016 to eliminate personnel costs in our PSS and Modular Systems businesses. We believe that Pro Forma Adjusted EBITDA is helpful for investors to understand the pro forma full quarter's impact of the restructuring activities as if these actions had occurred at the beginning of the first quarter.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements, including the amortization of issue discounts and deferred financing costs. These amounts may vary from period to period due to changes in cash and debt balances.

Income taxes. The Company's tax expense can fluctuate materially from period to period due to tax adjustments that may not be directly related to underlying operating performance or to the current period of operations and may not necessarily reflect the impact of utilization of our NOLs.

Depreciation. The Company incurs depreciation expense (recorded in cost of revenues and in operating expenses) related to capital assets purchased or constructed to support the ongoing operations of the business. The assets are recorded at cost or fair value and are depreciated over the estimated useful lives of individual assets.

Amortization of intangible assets. The Company incurs amortization of intangible expense related to acquisitions it has made. These intangible assets are valued at the time of acquisition and are amortized over the estimated useful lives.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company's shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Foreign transaction (gain) loss. The Company incurs transaction gains and losses related to transactions with foreign customers in currencies other than the U.S. dollar. In addition, certain intercompany transactions can give rise to realized and unrealized foreign currency gains and losses.

Acquisition and restructuring related items. The Company incurs transaction related costs, such as legal and accounting fees and other expenses, related to acquisitions and divestiture activities. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Excess capacity and restructuring costs. The Company incurs excess capacity and excess overhead costs related to certain of its manufacturing businesses within its Unmanned Systems and Modular Systems businesses due primarily to underutilization of manufacturing facilities and support costs resulting from less than optimal volumes and efficiencies. The Company incurs restructuring costs for cost reduction actions which include employee termination costs, facility shut-down related costs and remaining lease commitment costs for excess or exited facilities. Management believes that these costs are not indicative of ongoing operating results as they are either non-recurring and/or not expected when full capacity and volumes are achieved.

Litigation related items. The Company periodically incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, we do not believe it is indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Investment in unmanned combat systems. The Company makes discretionary investments related to its tactical unmanned combat systems initiative with the intention of retaining the intellectual property and data package rights of the technology it is developing. Management believes these rights will result in securing future sole source positions on new platforms which will provide an attractive rate of return. Management believes that these costs are not indicative of ongoing operating results.

Contract design retrofits. The Company makes certain design retrofits primarily related to its development programs in its Unmanned Systems business which are necessary for the final design and configuration of these vehicles. Management believes that these costs are not indicative of ongoing operating results.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.

Reconciliation of Net income (loss) to Adjusted EBITDA and Pro Forma Adjusted EBITDA is as follows:

	Three Months Ended		Nine Months Ended
	September 25,	September 27,	September 25,	September 27,
	2016	2015	2016	2015

Net income (loss)	$(23.6)	$55.1	$(56.2)	$23.8
(Income) loss from discontinued operations, net of income taxes	0.1	(50.8)	0.2	(50.0)
Interest expense, net	8.7	9.5	26.1	27.3
Loss on extinguishment of debt	—	3.4	—	3.4
Provision (benefit) for income taxes from continuing operations	1.9	(15.3)	7.3	(11.1)
Depreciation (including cost of service revenues and product sales)	3.0	3.1	9.4	9.4
Stock-based compensation	1.1	1.6	4.2	5.5
Foreign transaction (gain)/loss	0.1	—	(0.5)	0.6
Amortization of intangible assets	2.6	2.8	7.9	10.1
Acquisition and restructuring related items and other	19.6	1.5	33.2	9.7
Contract design retrofits	—	0.6	—	2.5

Adjusted EBITDA	$13.5	$11.5	$31.6	$31.2

Personnel costs eliminated on a pro forma basis as if eliminated for the full quarter			2.0

Pro forma Adjusted EBITDA			$33.6

Reconciliation of acquisition and restructuring related items and other included in Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 25,	September 27,	September 25,	September 27,
	2016	2015	2016	2015
Acquisition and transaction related items	$—	$—	$—	$1.8
Excess capacity and restructuring costs	0.9	1.1	11.3	5.6
Litigation related items	—	—	1.9	0.1
Reserve on customer receivable due to liquidation proceedings	—	—	—	0.7
Investment in unmanned combat systems	18.7	0.4	20.0	1.2
Costs related to pending customer change orders	—	—	—	0.3

	$19.6	$1.5	$33.2	$9.7

Kratos Defense & Security Solutions, Inc.
Unaudited Segment Data
(in millions)

	Three Months Ended		Nine Months Ended
	September 25,	September 27,	September 25,	September 27,
	2016	2015	2016	2015
Revenues:
Unmanned Systems	$18.3	$19.9	$50.3	$50.3
Kratos Government Solutions	112.8	108.7	341.4	323.2
Public Safety & Security	34.3	33.1	94.9	106.1
Total revenues	$165.4	$161.7	$486.6	$479.6

Operating income (loss) from continuing operations:
Unmanned Systems	$(20.4)	$(0.6)	$(27.6)	$(7.3)
Kratos Government Solutions	7.7	3.7	10.4	6.3
Public Safety & Security	0.8	0.4	(1.7)	1.0
Unallocated corporate expense, net	(1.1)	(1.9)	(4.3)	(6.0)
Total operating income (loss) from continuing operations	$(13.0)	$1.6	$(23.2)	$(6.0)

Note: Unallocated corporate expense, net includes costs for certain stock-based compensation programs (including stock-based compensation costs for stock options, employee stock purchase plan and restricted stock units), the effects of items not considered part of management’s evaluation of segment operating performance, merger and acquisition expenses, corporate costs not allocated to the segments, and other miscellaneous corporate activities.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Nine Months Ended
	September 25,	September 27,	September 25,	September 27,
	2016	2015	2016	2015
Unmanned Systems	$1.0	$1.9	$—	$2.7
% of revenue	5.5%	9.5%	—%	5.4%
Kratos Government Solutions	11.6	8.3	31.0	25.9
% of revenue	10.3%	7.6%	9.1%	8.0%
Public Safety & Security	0.9	1.3	0.6	2.6
% of revenue	2.6%	3.9%	0.6%	2.5%
Total Adjusted EBITDA	$13.5	$11.5	$31.6	$31.2
% of revenue	8.2%	7.1%	6.5%	6.5%

Reconciliation of consolidated Pro Forma Adjusted EBITDA to Pro Forma Adjusted EBITDA by segment is as follows:

Unmanned Systems	$—
% of revenue	—%
Kratos Government Solutions	32.0
% of revenue	9.4%
Public Safety & Security	1.6
% of revenue	1.7%
Total Pro Forma Adjusted EBITDA	$33.6
% of revenue	6.9%

Kratos Defense & Security Solutions, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	September 25,	December 27,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$20.5	$28.5
Restricted cash	0.7	0.7
Accounts receivable, net	208.0	206.8
Inventoried costs	58.5	55.6
Prepaid expenses	11.1	10.6
Other current assets	9.7	18.2
Assets held for sale	1.9	—
Total current assets	310.4	320.4
Property, plant and equipment, net	47.3	56.2
Goodwill	483.4	483.4
Intangible assets, net	26.9	36.5
Other assets	7.9	6.8
Total assets	$875.9	$903.3
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$47.2	$48.3
Accrued expenses	45.1	33.1
Accrued compensation	32.9	36.8
Accrued interest	11.7	3.9
Billings in excess of costs and earnings on uncompleted contracts	42.5	42.3
Other current liabilities	6.2	6.1
Other current liabilities of discontinued operations	1.8	1.9
Total current liabilities	187.4	172.4
Long-term debt principal, net of current portion	445.0	444.1
Other long-term liabilities	35.7	28.5
Other long-term liabilities of discontinued operations	3.7	4.1
Total liabilities	671.8	649.1
Commitments and contingencies
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	879.5	873.2
Accumulated other comprehensive loss	(1.6)	(1.4)
Accumulated deficit	(673.8)	(617.6)
Total stockholders’ equity	204.1	254.2
Total liabilities and stockholders’ equity	$875.9	$903.3

Kratos Defense & Security Solutions, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Nine Months Ended
	September 25,	September 27,
	2016	2015
Operating activities:
Net income (loss)	$(56.2)	$23.8
Less: income (loss) from discontinued operations	(0.2)	50.0
Loss from continuing operations	(56.0)	(26.2)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities from continuing operations:
Depreciation and amortization	17.3	19.5
Deferred income taxes	3.2	3.3
Stock-based compensation	4.2	5.5
Litigation related charges	1.7	—
Amortization of deferred financing costs	1.2	1.5
Amortization of discount on Senior Secured Notes	0.7	0.9
Loss on extinguishment of debt	—	3.4
Provision for non-cash restructuring costs	7.7	—
Non-cash income tax benefit	—	(16.1)
Provision for doubtful accounts	0.3	0.5
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3.3)	22.3
Inventoried costs	(8.5)	(9.5)
Advance payments received on contracts	2.7	2.3
Prepaid expenses and other assets	2.0	(4.0)
Accounts payable	(1.4)	(17.0)
Accrued compensation	(3.9)	(11.2)
Accrued expenses	11.9	(6.1)
Accrued interest	7.8	9.4
Billings in excess of costs and earnings on uncompleted contracts	0.3	(0.3)
Income tax receivable and payable	0.8	0.3
Other liabilities	2.6	(1.9)
Net cash used in operating activities from continuing operations	(8.7)	(23.4)
Investing activities:
Change in restricted cash	0.1	4.7
Proceeds from the sale of assets	—	0.9
Capital expenditures	(5.1)	(8.1)
Net cash used in investing activities from continuing operations	(5.0)	(2.5)
Financing activities:
Payment of long-term debt	—	(175.0)
Cash paid for deferred acquisition consideration	—	(0.7)
Repayment of debt	(0.8)	(41.7)
Proceeds from exercise of restricted stock units, employee stock options, and employee stock purchase plan	2.1	3.5
Net cash provided by (used in) financing activities from continuing operations	1.3	(213.9)

Net cash flows from continuing operations	(12.4)	(239.8)
Net operating and investing cash flows of discontinued operations	4.4	242.2
Effect of exchange rate changes on cash and cash equivalents	—	(0.1)
Net increase (decrease) in cash and cash equivalents	(8.0)	2.3
Cash and cash equivalents at beginning of period	28.5	33.5
Cash and cash equivalents at end of period	$20.5	$35.8

Kratos Defense & Security Solutions, Inc.
Unaudited Non-GAAP Measures
Computation of Adjusted Earnings Per Share
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 25,	September 27,	September 25,	September 27,
	2016	2015	2016	2015
Loss from continuing operations before taxes	$(21.6)	$(11.0)	$(48.7)	$(37.3)
Add: Amortization of intangible assets	2.6	2.8	7.9	10.1
Add: Stock-based compensation	1.1	1.6	4.2	5.5
Add: Loss on extinguishment of debt	—	3.4	—	3.4
Add: Foreign transaction (gain)/loss	0.1	—	(0.5)	0.6
Add: Contract design retrofit costs and contract conversion adjustment	—	0.6	—	2.5
Add: Acquisition and restructuring related items and other	19.6	1.5	33.2	9.7
Adjusted income (loss) from continuing operations before income taxes	1.8	(1.1)	(3.9)	(5.5)

Estimated cash tax provision	0.2	0.3	1.7	2.2
Adjusted income (loss) from continuing operations	$1.6	$(1.4)	$(5.6)	$(7.7)

Diluted income per common share:
Adjusted income ( loss) from continuing operations	$0.03	$(0.02)	$(0.09)	$(0.13)

Weighted average common shares outstanding
Diluted	$61.8	$60.0	$60.0	$58.6
-end-